LIBERTY-STEIN ROE FUNDS INCOME TRUST
                    LIBERTY-STEIN ROE FUNDS INVESTMENT TRUST
                     LIBERTY-STEIN ROE FUNDS MUNICIPAL TRUST
                  LIBERTY-STEIN ROE ADVISOR FLOATING RATE FUND
                         LIBERTY-STEIN ROE ADVISOR TRUST

    Plan pursuant to Rule 18f-3(d) under the Investment Company Act of 1940
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                Amended and Restated as of May 22, 2000(1)

Each Series (each a "Stein Roe Fund") of Liberty-Stein Roe Funds Income Trust, Liberty-Stein Roe Funds Investment Trust, Liberty-Stein Roe Funds Municipal Trust and Liberty-Stein Roe Advisor Trust, (each a "Trust") as set forth in
Schedule I, and Liberty-Stein Roe Advisor Floating Rate Fund ("Floating Rate Fund") may from time to time issue one or more of the following classes of shares as authorized by the Board of Trustees and as provided for herein: Class A shares, Class B shares, Class C shares, Class K shares, Class S shares and Class Z shares. Each class is subject to such investment minimums and other conditions of eligibility as set forth in the Stein Roe Fund's or Floating Rate Fund's prospectus and statement of additional information as from time to time in effect. The differences in expenses among these classes of shares and the conversion and exchange features of each class of shares, are set forth below. These differences are subject to change, to the extent permitted by law and by the Declaration of Trust and By-laws of the applicable Trusts or the Floating Rate Fund (each as in effect from time to time), by action of the Board of Trustees.

Class A Shares

Class A shares of the Stein Roe Funds and Floating Rate Fund are offered at net asset value ("NAV") plus the initial sales charges described in the Stein Roe Fund's or Floating Rate Fund's prospectus and statement of additional information as from time to time in effect, provided, however, that purchases of Stein Roe Advisor Young Investor Fund are offered at NAV without an initial sales charge. Initial sales charges may not exceed 6.50%, and may be reduced or waived as permitted by Rule 22d-1 under the Investment Company Act of 1940 (the "1940 Act") and as described in the Stein Roe Fund's or Floating Rate Fund's prospectus and statement of additional information from time to time in effect.

Purchases of $1 million to $5 million of Class A shares that are redeemed within 18 months from purchase are subject to a contingent deferred sales charge ("CDSC") of 1.00% of either the purchase price or the NAV of the shares redeemed, whichever is less. Purchases in excess of $5 million of Class A shares that are redeemed within 18 months from purchase are subject to a CDSC of 1.00% only on assets redeemed below the $5

(1) Advisor Trust adopted a Rule 18f-3 Plan effective September 18, 1997, and amended and restated effective February 4, 1998. The other Trusts adopted a separate plan effective August 3, 1999. Each of these Plans was amended in December, 1999 with respect to B share breakpoints. The two separate plans are now being combined in this single plan and are being amended and restated.

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million level.  Notwithstanding  the  foregoing,  purchases of Class A shares of
Stein Roe Advisor Young investor Fund that are redeemed within three years from purchase are subject to a CDSC of up to 2% of either the purchase price or the NAV of the shares redeemed, whichever is less. Class A shares of such Fund purchased with reinvested distributions are not subject to the CDSC. In each case, the CDSC may be reduced or waived as permitted by Rule 6c-10 under the 1940 Act and as described in the Stein Roe Fund's and Floating Rate Fund's prospectus and statement of additional information as from time to time in effect.

Class A shares pay distribution and service fees pursuant to a plan adopted pursuant to Rule 12b-1 under the 1940 Act ("12b-1 Plan") as described in the Stein Roe Funds' and Floating Rate Fund's prospectus and statement of additional information in effect from time to time. Such fees may be in amounts up to but may not exceed, respectively, 0.10% and 0.25% per annum of the average daily net assets attributable to such class.

Class A shares pay service fees equaling a portion of the transfer agency fee attributable to that class as described in the Stein Roe Funds' and the Floating Rate Fund's prospectus and statement of additional information in effect from time to time. Total transfer agency fees, including such service component, may not exceed 0.30% of average annual net assets attributable to the class.

Class A shares of the Stein Roe Funds and Floating Rate Fund may be exchanged, at the holder's option, for Class A shares of most other funds ("Liberty Funds") distributed by Liberty Funds Distributor, Inc. ("LFD") or its successor without the payment of a sales charge, except that if shares of any Stein Roe Fund, Floating Rate Fund or non-money market Liberty Fund are exchanged within five months after purchase for shares of another Stein Roe Fund, Floating Rate Fund or Liberty Fund with a higher sales charge, then the difference in sales charges must be paid on the exchange.

In addition, Class A shares of Stein Roe Funds or Floating Rate Fund may be exchanged, at the holder's option, for Class A shares of any other Liberty Fund offering Class A shares, without the payment of a CDSC. The holding period for determining the CDSC will include the holding period of the shares exchanged. If the Class A shares received in the exchange are subsequently redeemed, the amount of the CDSC, if any, will be determined by the schedule of the Liberty Fund in which the original investment was made.

Class B shares

Class B shares are offered at NAV, without an initial sales charges. Class B shares that are redeemed within the period of time after purchase (not more than 8 years) specified in each Stein Roe Funds' or Floating Rate Fund's prospectus and statement of additional information as from time to time in effect are subject to a CDSC of up to 5% of either the purchase price or the NAV of the shares redeemed, whichever is less; such percentage may be lower for certain Funds or for purchases of certain minimum amounts and declines the longer the shares are held, all as described in the Stein Roe Funds' or

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Floating Rate Fund's prospectus and statement of additional  information as from time to time in effect. Class B shares purchased with reinvested distributions are not subject to a CDSC. The CDSC is subject to reduction or waiver in certain circumstances, as permitted by Rule 6c-10 under the 1940 Act and as described in the Stein Roe Funds' or Floating Rate Fund's prospectus and statement of additional information as from time to time in effect.

Class B shares pay distribution and service fees pursuant to a 12b-1 Plan as described in Stein Roe Funds' or Floating Rate Fund's prospectus and statement of additional information in effect from time to time. Such fees may be in amounts up to buy may not exceed, respectively, 0.75% and 0.25% per annum of the average daily net assets attributable to such class.

Class B shares pay service fees equaling a portion of the transfer agency fee attributable to that class as described in the Stein Roe Funds' or Floating Rate Fund's prospectus and statement of additional information in effect from time to time. Total transfer agency fees, including such service component, may not exceed 0.30% of average annual net assets attributable to the class.

Class B shares automatically convert to Class A shares of the same Stein Roe Fund or Floating Rate Fund eight years or fewer after purchase (as set forth in Schedule II), except that Class B shares purchased through the investment of dividends and other distributions on Class B shares convert to Class A shares proportionally to the amount of Class B shares otherwise being converted.

Class B shares of Stein Roe Funds and Floating Rate Fund may be exchanged, at the holder's option, for Class B shares of any other Liberty Fund without the payment of a CDSC. The holding period for determining the CDSC and the conversion to Class A shares will include the holding period of the shares exchanged. If the Class B shares received in the exchange are subsequently redeemed, the amount of the CDSC, if any, will be determined by the schedule of the Liberty Fund in which the original investment was made, except if additional purchases of Class B shares exceed a CDSC reduction level as described in the exchanged Fund's prospectus from time to time, the shares in excess of the CDSC reduction level will receive the applicable lower CDSC and reduced holding period.

Class C Shares

Class C shares are offered at NAV without an initial sales charge. Class C shares that are redeemed within up to three years from purchase may be subject to a CDSC of 1% of either the purchase price or the NAV of the shares redeemed, whichever is less. Class C shares purchased with reinvested distributions are not subject to a CDSC. The CDSC may be reduced or waived in certain circumstances as permitted by Rule 6c-10 under the 1940 Act and as described in the Stein Roe Funds' or Floating Rate Fund's prospectus and statement of additional information as from time to time in effect.

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Class C shares pay distribution and service fees pursuant to a 12b-1 Plan as described in the Stein Roe Funds' or Floating Rate Fund's prospectus and statement of additional information in effect from time to time. Such fees may be in amounts up to but may not exceed, respectively, 0.75% and 0.25% per annum of the average daily net assets attributable to such class.

Class C shares pay service fees equaling a portion of the transfer agency fee attributable to that class as described in the Stein Roe Funds' or Floating Rate Fund's prospectus and statement of additional information in effect from time to time. Total transfer agency fees, including such service component, may not exceed 0.30% of average annual set assets attributable to the class.

Class C shares of Stein Roe Funds or Floating Rate Fund may be exchanged, at the holder's option, for Class C shares of any other Liberty Fund, offering Class C shares, without the payment of a CDSC. The holding period for determining the CDSC will include the holding period of the shares exchanged. If the Class C shares received in the exchange are subsequently redeemed, the amount of the CDSC, if any, will be determined by the schedule of the Liberty Fund in which the original investment was made. Only one exchange of any Liberty Fund Class C shares may be made in any three month period. For this purpose, an exchange into a Liberty Fund and a prior or subsequent exchange out of a Liberty Fund constitutes "one exchange".

Class K Shares

Class K shares are offered at NAV, without an initial sales charge or CDSC.

Class K shares pay distribution and service fees pursuant to a 12b-1 Plan as described in the Stein Roe Fund's or Floating Rate Fund's prospectus or statement of additional information in effect from time to time. Such fees, including such service component, may not exceed an aggregate amount of 0.25% per annum of the average daily net assets attributable to such class.

Class K shares pay service fees equaling a portion of the transfer agency fee attributable to that class as described in the Advisor Funds' prospectuses and statements of additional information in effect from time to time. Total transfer agency fees may not exceed 0.30% of average annual net assets attributable to the class.

Class K shares of any Stein Roe Fund or Floating Rate Fund may be exchanged, at the holder's option, for Class K shares of another Liberty Fund unless such exchange is limited by a Fund's prospectus.

Class S shares

Class S shares are offered at NAV, without an initial sales charge, 12b-1 fee or CDSC. Class S shares of Stein Roe Funds may be exchanged for any other Stein Roe Class S shares or for shares of any Stein Roe no-load fund.

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Class S Shares pay service fees equaling a portion of the transfer agency fee attributable to that class as described in the Stein Roe Funds or Floating Rate Fund's prospectus and statement of additional information in effect from time to time. Total transfer agency fees may not exceed 0.30% of average annual net assets attributable to the class.

Class Z shares

Class Z shares are offered at NAV, without an initial sales charge, 12b-1 fee or CDSC. Class Z shares of a Stein Roe Fund or the Floating Rate Fund may be exchanged for the Class A or Class Z shares of another Liberty Fund unless such exchange is limited by a Fund's prospectus.

Class Z shares pay service fees equaling a portion of the transfer agency fee attributable to that class as described in the Stein Roe Funds or Floating Rate Fund's prospectus and statement of additional information in effect from time to time. Total transfer agency fees may not exceed 0.30% of average annual net assets attributable to the class.



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                                                                Schedule I


Liberty-Stein Roe Funds Investment Trust
         Stein Roe International Fund
         Stein Roe Advisor Select Growth & Income Fund
         Stein Roe Balanced Fund
         Stein Roe Growth Stock Fund
         Stein Roe Disciplined Stock Fund
         Stein Roe Young Investor Fund
         Stein Roe Advisor Growth Investor Fund
         Stein Roe Capital Opportunities Fund
         Stein Roe Midcap Growth Fund
         Stein Roe Small Company Growth Fund
         Stein Roe Asia Pacific Fund
         Stein Roe Large Company Focus Fund

Liberty-Stein Roe Funds Income Trust
         Stein Roe Income Fund
         Stein Roe Intermediate Bond Fund
         Stein Roe High Yield Fund
         Stein Roe Cash Reserves Fund

Liberty-Stein Roe Funds Income Trust
         Stein Roe Income Trust
         Stein Roe Intermediate Bond Fund
         Stein Roe High Yield Fund
         Stein Roe Cash Reserves Fund

Liberty-Stein Roe Funds Municipal Trust
         Stein Roe Intermediate Municipals Fund
         Stein Roe Managed Municipals Fund
         Stein Roe High-Yield Municipals Fund
         Stein Roe Municipal Money Market Fund

Liberty-Stein Roe Advisor Trust
         Stein Roe Advisor Growth Stock Fund
         Stein Roe Advisor Young Investor Fund
         Stein Roe Advisor Intermediate Bond Fund
         Stein Roe Advisor High Yield Municipals Fund



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                                                              Schedule II


Purchase Breakpoint                                 Conversion to A Shares

Less than $250,000                                          8 years

$250,000 or more and less than $500,000                     4 years

$500,000 to $1,000,000                                      3 years


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